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                                                                  EXHIBIT 23.2


              INFORMATION REGARDING CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

Black Box Corporation dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent auditors, effective June 24, 2002. For additional information, see the Company's Current Report on Form 8-K filed on June 24, 2002. After reasonable efforts, the Company has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into the Company's registration statements (Form S-8 File Nos. 33-75254, 33-75252, 33-92656, 333-01978, 333-34839, 333-34837, 333-81521, 333-81523, 333-89405, 333-64410,
333-64412) and the related prospectuses (the "Registration Statements") of Arthur Andersen's audit report with respect to the Company's consolidated financial statements as of March 31, 2002 and for the two years in the period then ended. Under these circumstances, Rule 437a under the Securities Act permits the Company to file the Annual Report on Form 10-K, which is incorporated by reference into the Registration Statements, without a written consent from Arthur Andersen. As a result, with respect to transactions in the Company's securities pursuant to the Registration Statements that occur subsequent to the date this Annual Report is filed with the Securities and Exchange Commission, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein and thus no claim could be asserted against Arthur Andersen under Section 11(a) of the Securities Act.